UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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          ☐      Preliminary Proxy Statement
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          ☑       Definitive Proxy Statement
          ☐       Definitive Additional Materials
          ☐       Soliciting Material Pursuant to §240.14a-12
Western Reserve Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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4015 MEDINA ROAD
P.O. BOX 585
MEDINA, OHIO 44258-0585
PHONE: (330) 764-3131
OR: (866) 633-4622
www.westernreservebank.com
To Our Shareholders:
     We cordially invite you to attend the Annual Meeting of Shareholders of Western Reserve Bancorp, Inc. to be held on Wednesday, April 30, 2008 at The Blue Heron Banquet and Conference Center, 3227 Blue Heron Trace, Medina, Ohio. Beverages and hors d’oeuvres will be available at 6:00 p.m., and the meeting will begin promptly at 6:30 p.m. A map to Blue Heron is included at the end of this document.
     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon. We have also enclosed the Company’s 2007 Annual Report to Shareholders.
     In addition to the specific matters to be acted upon, there will be a report on the operations of the Company and its wholly owned subsidiary, Western Reserve Bank. Directors and officers of the Company and Bank will be present to respond to questions that shareholders may have.
     Your vote is important. Whether or not you plan to attend the meeting in person, please vote as soon as possible by marking, signing, dating and promptly returning the enclosed proxy card in the envelope provided.
     Thank you for your continued support of Western Reserve Bancorp, Inc. and Western Reserve Bank.
Sincerely,

/s/ P.M. Jones	/s/ Edward J. McKeon
P.M. Jones	Edward J. McKeon
Chairman of the Board	President and
Chief Executive Officer
Medina, Ohio
March 17, 2008

2008 ANNUAL MEETING OF SHAREHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
TABLE OF CONTENTS

LETTER TO SHAREHOLDERS	1
TABLE OF CONTENTS	2
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	3
QUESTIONS AND ANSWERS	4
Proxy Materials	4
Voting Information	5
CORPORATE GOVERNANCE AND BOARD MATTERS	8
Corporate Governance	8
Board Structure and Committees	8
Executive Sessions	10
Nominations for Members of the Board of Directors	10
Communications with the Board	10
Annual Meeting Attendance	11
DIRECTOR COMPENSATION	11
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING	12
Proposal 1: Election of Directors	12
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	14
Beneficial Ownership	14
Directors and Executive Officers	14
Section 16(a) Beneficial Ownership Reporting Compliance	15
EXECUTIVE COMPENSATION	16
Summary Compensation Table	16
Outstanding Equity Awards at Fiscal Year-End Table	17
Employment Agreements/Change in Control Agreements/Supplemental Executive Retirement Agreements	17
AUDIT COMMITTEE INFORMATION	19
Audit Committee Report	19
Information Concerning Independent Accountants	19
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	20

4015 MEDINA ROAD
P.O. BOX 585
MEDINA, OHIO 44256
(330) 764-3131
(866) 633-4622
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 30, 2008

Time and Date	6:30 p.m. on Wednesday, April 30, 2008
(Refreshments will be served at 6:00 p.m.)

Place	The Blue Heron Banquet and Conference Center
3227 Blue Heron Trace
Medina, Ohio
(330) 722-0227

Items of Business	(1) To elect four directors
(2) To consider any other business that properly comes before the meeting

Record Date	You are entitled to vote at the meeting if you were a shareholder of Western Reserve Bancorp, Inc. as of the close of business on March 14, 2008

Voting	Your vote is very important. Whether or not you plan to attend the meeting, you should read the attached proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy card for the annual meeting by marking, signing, dating and returning your proxy card in the enclosed pre-addressed, postage-paid envelope.
By Order of the Board of Directors
/s/  Cynthia A. Mahl
Cynthia A. Mahl
Secretary
This notice of annual meeting and proxy statement are first being distributed on or about March 21, 2008.

WESTERN RESERVE BANCORP, INC.
4015 MEDINA ROAD
MEDINA, OHIO 44256
PROXY STATEMENT
QUESTIONS AND ANSWERS
Proxy Materials
1.	Why am I receiving these materials?
     Because you are a shareholder of Western Reserve Bancorp, Inc. (“the Company” or “WRB”) the Board of Directors (the “Board”) is providing you with these materials in connection with the solicitation of proxies to be used at WRB’s Annual Shareholders’ Meeting (the “Annual Meeting”) to be held on April 30, 2008 and any adjournments of the meeting. The proxy materials are first being mailed to shareholders on or about March 21, 2008.
2.	Who is paying for the cost of preparing these materials and soliciting proxies?
     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.
     The cost of preparing, assembling and mailing the proxy materials will be paid by the Company. WRB does not intend to solicit proxies by any means other than the mail, but certain officers and regular employees of the Company (or its subsidiary, Western Reserve Bank), may use their personal efforts, without additional compensation, to obtain proxies by telephone or otherwise.
3.	How can I get a copy of WRB’s Form 10-KSB and other financial information?
     A copy of our 2007 Annual Report is enclosed. Shareholders can obtain a free copy of our 2007 Form 10-KSB, as filed with the Securities and Exchange Commission (the “SEC”) from our website at:
www.westernreservebank.com/a_shareholder_info.htm
or from the SEC’s website at www.sec.gov
or by requesting a copy by writing to:
Mrs. Cynthia A. Mahl
Senior Vice President and Chief Financial Officer
Western Reserve Bancorp, Inc.
4015 Medina Road
P.O. Box 585
Medina, Ohio 44258-0585
or by calling Cynthia Mahl or Karen Carlson at (330) 764-3131 or (866) 633-4622
4.	How can I request a single set of proxy materials to be mailed to my household?
     Any shareholders presently sharing an address who are receiving multiple copies of the Proxy Statement and/or Annual Report and would like to receive a single copy of these materials may do so by submitting a request to the Company at the address or phone number or e-mail shown above.

5.	How can I request an additional set of proxy materials?
     If you share an address with another shareholder, you may receive just one set of proxy materials and the Annual Report. If you wish to receive an additional set of proxy materials now, please request the additional copies by contacting us at the address or phone number shown above. We will promptly deliver a separate copy of the Proxy Statement and/or Annual Report. To request separate delivery of these materials in the future, a shareholder should submit either a written or oral request to the Company at the address or phone number shown above.
Voting Information
6.	What items of business will be voted on at the annual meeting?
     The items of business that are scheduled to be voted on at the annual meeting are:
•	To elect four directors as Class II directors, whose terms will end in 2011

•	To consider any other business that properly comes before the meeting. (See question 15 for more information.)
7.	How does the Board recommend I vote?
     WRB’s Board recommends that you vote “FOR” each of the nominees to the Board.
8.	What shares can I vote?
     You may vote all shares that you owned as of the close of business on March 14, 2008, which is the Record Date for the annual meeting. This includes shares held directly in your name as the shareholder of record, shares held beneficially through the Western Reserve Bancorp, Inc. Employee Stock Purchase Plan, and shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. As of the Record Date, there were 582,184 shares of WRB’s common stock issued and outstanding.
9.	How can I vote my shares without attending the annual meeting?
     You can direct how your shares are voted by submitting the enclosed proxy (or form provided by your broker, trustee or nominee, if you hold your shares in street name).
10.	How can I vote my shares in person at the annual meeting?
     You can vote shares held in your name as the shareholder of record, in person at the annual meeting. If your shares are held beneficially in street name, you must obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the annual meeting, you should submit your proxy or voting instructions now, so that your vote will be counted if you later decide not to attend the meeting.
11.	How can I change my vote?
     You may change your vote at any time prior to the vote at the annual meeting. You can change your vote by: (i) filing written notice with the Secretary of the Company at the address above; (ii) submitting a properly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of your intention to vote in person. However, your mere presence at the Annual Meeting will not operate to revoke your proxy. Unless revoked, the shares represented by proxies will be voted at the Annual Meeting and all adjournments of the meeting.

12.	What is the deadline to vote my shares?
     Your proxy must be received before the polls close at the annual meeting. If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.
13.	How are votes counted?
     For the election of directors, you may vote “FOR” each of the nominees or “WITHHOLD” your vote for any or all of the nominees. Under Ohio law, directors are elected by a plurality, so the four nominees who receive the largest number of votes cast “FOR” will be elected as directors if a quorum is present. Shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on the outcome of the election.
     Each share of common stock is entitled to one vote on all matters. Shareholders do not have the right to cumulate their votes in the election of directors.
     If you sign and return the proxy card without providing specific voting instructions, each proxy will be voted as recommended by the Board, “FOR” the election of each of the management director nominees listed in Proposal 1, and in the discretion of the proxy committee for any other matters which may properly come before the meeting.
14.	How many votes need to be represented at the meeting to have a quorum?
     A quorum exists when a majority of the shares entitled to vote are represented at the Annual Meeting in person or by proxy. Abstentions and broker non-votes (if a broker-dealer does not have discretionary authority to vote shares of stock held in street name for customer accounts) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Once a share is represented at the meeting it is deemed present for quorum purposes throughout the meeting or any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting.
     In the event there are not sufficient votes for a quorum or to approve any proposal at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.
15.	What happens if additional matters are presented at the annual meeting?
     At this time, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the Annual Meeting. If there is any other matter properly presented for a vote at the meeting, if you have submitted your proxy, the persons named as proxies on the enclosed form of proxy, Roland H. Bauer and Cynthia A. Mahl (or their substitutes), will vote with respect to any such matters in accordance with their best judgment.
16.	Where will I be able to find the voting results?
     Preliminary results will be announced at the annual meeting. Final results will be published in our quarterly report on Form 10-QSB for the second quarter of 2008.
17.	What is the deadline to propose actions for consideration at next year’s annual meeting?
     Any shareholder of the Company may submit a proposal to be included in next year’s Proxy Statement and acted upon at the Annual Meeting of the Company to be held in 2009. For a proposal to be considered for inclusion in WRB’s proxy statement for the annual meeting next year, the Corporate Secretary must receive the proposal at the principal executive offices of the Company, 4015 Medina Road, P.O. Box 585, Medina, Ohio 44258-0585, prior to the close of business on November 21, 2008. Such proposals must comply with

SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
     Proposals from shareholders for next year’s Annual Meeting received by the Company after February 4, 2009 will be considered untimely. If notice is not timely, the persons named in the Company’s proxy for the 2009 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2008 Annual Meeting.
     Regarding such proposals, the Company will vote all shares for which it has received proxies in the interest of the Company as determined in the sole discretion of its Board of Directors. The Company also retains its authority to discretionarily vote proxies with respect to shareholder proposals received by the Company after November 21, 2008 but prior to February 4, 2009, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.
18.	How can a shareholder nominate an individual to serve as a director?
     The Company’s Code of Regulations establishes advance notice procedures for the nomination of candidates for election as directors, other than by or at the direction of the Board of Directors. To make a director nomination at a shareholder meeting you must notify the Company not more than 50 nor fewer than 14 days in advance of the meeting, unless the Company provides shareholders less than 21 days notice of the meeting, in which case you must notify the Company of the nominations not later than the seventh day after the notice of the meeting was mailed. In addition, the notice must meet all other requirements contained in the Company’s Code of Regulations. Any shareholder who wishes to nominate an individual for election to the Board of Directors should obtain a copy of the Code of Regulations by writing to the Secretary of the Company at the principal executive offices of the Company. Submitting a nomination in this manner in no way requires the Company to provide a spot for your candidate on its form of proxy, unless the Board of Directors determines in its unilateral discretion to nominate your candidate for election to the Board.
19.	Who can I contact if I have other questions?
     If you have any questions about the annual meeting, how to vote or revoke your proxy, or need additional copies of the proxy statement or voting materials, contact us at:
Western Reserve Bancorp, Inc.
ATTN: Mrs. Cynthia A. Mahl
4015 Medina Road
P.O. Box 585
Medina, OH 44258-0585
(330) 764-3131
(866) 633-4622
cmahl@westernreservebank.com

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance
     As a matter of good business practices and in light of the passage of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and regulations promulgated by the Securities and Exchange Commission (“SEC”) and listing standards adopted by NASDAQ, the Board of Directors of Western Reserve Bancorp has adopted charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. While the corporate governance requirements set forth in the NASDAQ listing standards are not applicable to the Company because it is not listed on NASDAQ, the Company decided to implement most of those corporate governance policies to encourage appropriate conduct among the members of its Board of Directors, officers and employees and to assure that the Company operates in a transparent and ethical manner.
     The charters for these Board committees are designed to help the committees function more efficiently and with greater independence from the Board of Directors, which was one of the primary goals in the adoption of Sarbanes-Oxley. The members of each of these three committees are currently and, under the terms of the respective charters, will continue to be “independent” pursuant to standards adopted by NASDAQ. Further, the Board of Directors has determined that under the NASDAQ “independence” standards, a majority of the members of the Board of Directors is currently independent.
     Additionally, the Board of Directors has adopted a Code of Ethics and Business Conduct (the “Code”). While Sarbanes-Oxley mandates the adoption of a code of ethics for the most senior executive officers of all public companies, the Code adopted by the Company’s Board of Directors is broader in the activities covered and applies to all officers, directors and employees of the Company and the Bank. The administration of the Code has been delegated to the Nominating and Governance Committee of the Board of Directors, a Committee comprised entirely of “independent directors.” The Code addresses topics such as compliance with laws and regulations, honest and ethical conduct, conflicts of interest, confidentiality and protection of Company assets, fair dealing and accurate and timely periodic reports, and also provides for enforcement mechanisms. The Board and management of the Company intend to continue to monitor not only the developing legal requirements in this area, but also the best practices of comparable companies, to assure that the Company maintains sound corporate governance practices in the future.
     Copies of the Company’s Code of Ethics, Audit Committee Charter, Compensation Committee Charter, and Nominating and Governance Committee Charter are available for viewing on the Company’s website, www.westernreservebank.com. Alternatively, a copy of each of these documents is available to any shareholder free of charge upon written request to Mrs. Cynthia A. Mahl, Senior Vice President, Chief Financial Officer and Secretary, Western Reserve Bancorp, Inc., 4015 Medina Road, P.O. Box 585, Medina, Ohio 44258-0585.
Board Structure and Committees
     The Board of Directors, which is responsible for the overall affairs of the Company, conducts its business through meetings of the Board. The Company’s Board of Directors met twelve times during fiscal year 2007.
     The Company is the parent holding company of Western Reserve Bank (the “Bank”), an Ohio bank having the same principal office address as the Company. The Company’s only subsidiary and only significant asset is the Bank. The Board of Directors of the Bank met twelve times for regularly scheduled meetings during 2007. Each member of the Board of Directors of the Company is also a member of the Board of the Bank.
     The Board of Directors of the Company currently has standing Audit, Compensation, Nominating and Governance, Loan Review and Executive Committees. During 2007, each member of the Board of Directors attended at least 75% of the meetings of the Board and the following Company committees of which he was a member.

			Nominating and	Loan		Board
Name of Director	Audit	Compensation	Governance	Review	Executive	Loan (1)
P.M. Jones,
Chairman of the Board					X	X
Roland H. Bauer	X	X		X
Bijay K. Jayaswal, M.D.			X		X
Ray E. Laribee		X	X			Chair
C. Richard Lynham	Chair		X	X
Edward J. McKeon,
President & CEO					X	X
R. Hal Nichols		Chair		Chair
Rory H. O’Neil		X	Chair		Chair	X
Michael R. Rose					X	X
Glenn M. Smith	X					X
Thomas A. Tubbs	X	X				X
Number of Meetings in 2007	7	3	1	2	0	42

(1)	The Board Loan Committee is a Committee of the Bank, not of the Company.
Audit Committee
     Under the Audit Committee Charter, the Audit Committee appoints the independent accountants, reviews and approves the audit plan and fee estimate of the independent public accountants, appraises the effectiveness of the internal and external audit efforts, evaluates the adequacy and effectiveness of accounting policies and financial and accounting management, reviews and approves the annual financial statements and reviews the CEO’s and Board’s expenses for appropriateness. The Company’s Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.
     In the opinion of the Company’s Board, Directors Lynham, Bauer, Smith and Tubbs do not have a relationship with the Company or the Bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. None of them is or has for the past three years been an employee of the Company or the Bank, and no immediate family members of any of them is or has for the past three years been an executive officer of the Company or the Bank. In determining the independence of the members of the Audit Committee, the Board of Directors has reviewed and complied with the Company’s Audit Charter, as revised. The Audit Charter provides that the Company shall determine “independence” in accordance with the definition of “Independent Director under Rule 4200(a) of the National Association of Securities Dealers (“NASD”) Marketplace Rules. Further, the Board of Directors has determined that C. Richard Lynham, Chairman of the Audit Committee, is a “financial expert” as defined under the regulations promulgated under the Sarbanes-Oxley Act discussed above.
     The Audit Committee Report is included in this proxy statement on page 19.
Compensation Committee
     This committee reviews executive and director compensation arrangements and benefits. The Compensation Committee is comprised entirely of independent directors pursuant to Rule 4200(a) of the NASD Marketplace Rules.
Loan Review Committee
     The Loan Review Committee is responsible for engaging an outside loan review consulting firm and reviewing the results of the consultant’s work.

     In addition, the Bank has a Board Loan Committee responsible for overseeing all lending activities of the Bank.
Nominating and Governance Committee
     The Nominating and Governance Committee’s responsibilities include providing assistance to the Board of Directors regarding director nominations, director appointments and corporate governance. The Nominating and Governance Committee also evaluates and recommends to the Board of Directors nominees for election by shareholders. All of the members of the Nominating and Governance Committee are independent pursuant to Rule 4200(a) of the NASD Marketplace Rules.
Executive Committee
     The Executive Committee was formed to address issues that require attention between regularly scheduled Board meetings.
Executive Sessions
     The Board typically meets in executive session without members of management present as a part of each meeting of the Board of Directors.
Nominations for Members of the Board of Directors
     As noted above under “Corporate Governance,” the Company has established a Nominating and Governance Committee. While the Nominating and Governance Committee will consider nominating persons recommended by shareholders, it has not actively solicited recommendations from the Company’s shareholders for nominees nor established any written procedures for this purpose. The Committee has determined that based upon the Company’s size and the accessibility of the directors and executive management to the shareholders, no such policy or procedures are presently required. However, shareholders may also nominate persons for election to the Board of Directors by following the procedures contained in the Company’s Code of Regulations. These procedures are discussed more thoroughly in this proxy statement in answer to Question 18 on page 7. The identification and evaluation of all candidates for nominee to the Board of Directors are undertaken on an ad hoc basis within the context of the Company’s strategic initiatives at the time a vacancy occurs on the Board. In evaluating candidates, the Committee considers a variety of factors, including the candidate’s integrity, independence, qualifications, skills, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. Other than the foregoing, there are no stated minimum criteria for nominees, although the Committee may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time. Any recommendations for nomination to the Board should be addressed to the Chairman of the Nominating and Governance Committee, Western Reserve Bancorp, Inc., 4015 Medina Road, P.O. Box 585, Medina, Ohio 44258-0585.
Communications with the Board
     The Board of Directors has designated the Nominating and Governance Committee to receive, review and respond, as appropriate, to communications concerning the Company from employees, officers, shareholders and other interested parties that such parties would like to address to non-management members of the Board of Directors. Interested parties who want to direct such questions to the non-management members of the Board of Directors should address them to the Chairman of the Governance and Nominating Committee, Western Reserve Bancorp, Inc., 4015 Medina Road, P.O. Box 585, Medina, Ohio 44258-0585.

     The Audit Committee of the Board of Directors has also established “whistleblower” procedures to provide a means for employees to raise concerns about serious matters, such as actions that are unlawful, that are not in line with company policy (including the Code of Ethics and Business Conduct), that may lead to incorrect financial reporting, or that otherwise amount to serious improper conduct.
Annual Meeting Attendance
     The Board of Directors of the Company has adopted a resolution stating that it is expected that all members of the Board of Directors attend the Annual Meeting of Shareholders. All but one of the eleven members of the Board of Directors attended the 2007Annual Meeting of Shareholders.
DIRECTOR COMPENSATION
     During 2007, Western Reserve Bancorp, Inc. paid no salaries or fees to its non-officer directors. However, its subsidiary, Western Reserve Bank, paid each non-officer director a retainer of $1,000 per quarter, $400 per Board or Audit Committee meeting attended, and $250 per other Committee meeting attended. Additionally, the Chairman of the Board was paid a Chairman’s fee of $200 per Board meeting attended beginning in June 2007. The Chairman of the Audit Committee received a Chairman’s fee of $100 per Audit Committee meeting attended during 2007, and the Chairman of the Compensation Committee received a Chairman’s fee of $250 per Compensation Committee meeting attended. Directors are paid half of the normal meeting fee if they attend telephonically. All of the directors and executive officers of the Company hold similar positions as directors and officers of the Bank.
     In addition to serving as a director of the Company and the Bank, P.M. Jones, Chairman of the Board of Directors, was retained by the Bank to assist in business development efforts for the Bank. Mr. Jones was paid an annual salary of $22,583 for providing such services to the Bank in 2007. In September 2000 the Ohio Division of Financial Institutions approved this employment relationship between Mr. Jones and the Bank.
     The following table provides information on compensation for directors, other than Edward J. McKeon, the President and CEO of the Company, who served on the Board in 2007.

	Fees Earned or	Stock	All Other
Name of Director	Paid in Cash ($)	Awards	Compensation ($)	Total ($)
P.M. Jones,
Chairman of the Board	$19,200	$15,750 (1)	$30,660 (2)	$65,610
Roland H. Bauer	11,875	—	—	11,875
Bijay K. Jayaswal, M.D.	9,050	—	—	9,050
Ray E. Laribee	19,000	—	—	19,000
C. Richard Lynham	11,875	—	—	11,875
R. Hal Nichols	10,025	—	—	10,025
Rory H. O’Neil	18,800	—	—	18,800
Michael R. Rose	17,000	—	—	17,000
Glenn M. Smith	17,175	—	—	17,175
Thomas A. Tubbs	20,750	—	—	20,750

(1)	The Board awarded Mr. Jones 500 shares of Western Reserve Bancorp, Inc. stock which had a fair market value of $31.50 per share as of April 26, 2007, the date of the award.

(2)	All other compensation for Mr. Jones includes $22,583 paid to him in connection with his employment by the Bank as a business development consultant, $577 for the Company’s match to Mr. Jones’ contributions to his 401(k) Retirement Plan account, and $7,500 to cover anticipated income taxes on Mr. Jones’ stock grant.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
Proposal 1: Election of Directors
     Pursuant to the terms of the Code of Regulations of the Company, the Board of Directors is divided into three classes, designated as Class I, Class II and Class III, with each class consisting of approximately one-third of the total number of directors as fixed from time to time by a majority of the directors or by a majority of the shareholders. The directors serve staggered three-year terms, so that directors of only one class are elected at each Annual Meeting of Shareholders. At the forthcoming Annual Meeting, the shareholders will be asked to elect four (4) directors to serve in Class II, each of whom will serve until the Annual Meeting in 2011 or until a successor has been elected and qualified. Unless otherwise specified in any proxy, the proxies solicited and voted hereunder will be voted in favor of the election of the four nominees listed below. Each nominee is presently serving as a director of the Company. All nominees have consented to being named in this proxy statement and to serve if elected and the Board of Directors has no reason to believe that any of the named nominees will be unable to serve. However, if any such nominee prior to election becomes unable or refuses to serve and the size of the Company’s Board is not reduced accordingly, the proxies will be voted for such substitute nominee as may be selected by the Board of Directors of the Company.
     The names of the nominees for director of the Company and the names of directors of the Company whose terms of office will continue after the Annual Meeting are listed in the following table. There were no arrangements or understandings pursuant to which the persons listed below were selected as directors or nominees for director.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF EACH NOMINEE.
CLASS II: NOMINEES FOR DIRECTOR WHOSE TERMS WILL END IN 2011:

			Principal Occupation for the
Name	Age	Length of Service on the Board	Past Five Years (1)
C. Richard Lynham	66	Director since 1997	Mr. Lynham is the Owner, President and CEO of Harbor Castings, Inc., which owns investment castings foundries located in North Canton, Ohio and Muskegon Heights, Michigan.

Edward J. McKeon	62	Director since 1997	Mr. McKeon is the President and Chief Executive Officer of Western Reserve Bancorp, Inc. and its subsidiary, Western Reserve Bank.

R. Hal Nichols	65	Director since 1997	Mr. Nichols is the Chairman and Manager of Austin Associates, LLC, a financial institution consulting firm in Toledo, Ohio.

Rory H. O’Neil	64	Director since 1997	Mr. O’Neil is the President of Quetzal Corp., a residential land development company in Westfield Center, Ohio.

CLASS III: CONTINUING DIRECTORS WHOSE TERMS WILL END IN 2009:

			Principal Occupation for the
Name	Age	Length of Service on the Board	Past Five Years (1)
Michael R. Rose	59	Director since 1997	Mr. Rose is the C.E.O. of Washington Properties, Inc., a real estate development company located in Medina, Ohio.

Glenn M. Smith	66	Director since 1997	Mr. Smith, retired, was the President of Smith Bros., Inc., a landscape materials supplier in Medina, Ohio.

Thomas A. Tubbs	66	Director since 1997	For the past two years, Mr. Tubbs has been Regional Director of EBS, a bank consulting firm in Birmingham, Alabama. Prior to that, Mr. Tubbs was the Chief Executive Officer of Tubbs Financial, an insurance and financial services firm in Akron, Ohio.
CLASS I: CONTINUING DIRECTORS WHOSE TERMS WILL END IN 2010:

			Principal Occupation for the
Name	Age	Length of Service on the Board	Past Five Years (1)
Roland H. Bauer	54	Director since 2000	Mr. Bauer is the President and a Director of The Cypress Companies, Inc., an Akron, Ohio based diversified manufacturing company.

Bijay K. Jayaswal, M.D.	69	Director since 1997	Dr. Jayaswal is a cardiologist in Medina, Ohio.

P.M. Jones	78	Director since 1997	Mr. Jones has been Chairman of the Board of Western Reserve Bancorp, Inc. and its subsidiary, Western Reserve Bank since the inception of the companies. Mr. Jones was owner and President of Transport Corporation, Inc. (TCI) from 1959 through 1999. From 1999 through mid-2002, Mr. Jones served as Vice President of TCI.

Ray E. Laribee	65	Director since 1997	Mr. Laribee is an attorney in the firm of Laribee & Hertrick in Medina, Ohio.

(1)	Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Beneficial Ownership
     Persons and groups owning in excess of 5 percent of the Company’s stock are required to file certain reports regarding such ownership with the Company and the Securities and Exchange Commission (the “SEC”). A person who has or shares voting or investment power, or who has the right to acquire ownership at any time within 60 days, is considered the beneficial owner of the Company’s stock.
     As of March 14, 2008, two shareholders were known to the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding common stock, no par value per share.

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Class

James P. McCready	31,675 shares (1)	5.44%
670 W. Market Street Akron, OH 44308

Edward J. McKeon	44,611 shares (2)	7.17%
4015 Medina Road Medina, OH 44256

(1)	Includes 30,050 shares held in the James P. McCready-Medina Trust, R.H. Bauer, Trustee, and 1,625 shares held by Mr. McCready outside of the Trust.

(2)	Includes 40,076 options exercisable within 60 days.
Directors and Executive Officers
The following table shows the number of shares beneficially owned by the Directors and Executive Officers of the Company as of March 14, 2008.

	Shares of Stock Beneficially Owned as of
	March 14, 2008 and Nature of Beneficial		Percentage of Common
Name	Ownership (1)		Stock (no par value) Outstanding
Roland H. Bauer	3,520	Direct	5.97%
	1,250	Vested Options
	30,050	As Trustee (2)
	34,820
Bijay K. Jayaswal, M.D	3,968	Joint with Spouse	1.74%
	6,250	Vested Options
	10,218
P.M. Jones	6,634	Direct	2.12%
	5,000	Vested Options
	793	By Spouse
	12,427
Ray E. Laribee	8,450	Direct (3)	1.91%
	2,750	Vested Options
	11,200
C. Richard Lynham	3,124	Direct	1.59%
	6,250	Vested Options
	9,374

Directors and Executive Officers (continued)

	Shares of Stock Beneficially Owned		Percentage of Common
	as of March 14, 2008 and Nature of		Stock (no par value)
Name	Beneficial Ownership (1)		Outstanding
Edward J. McKeon	4,376	Direct	7.17%
	159	Joint with Spouse
	40,076	Vested Options
44,611
R. Hal Nichols	8,500	Direct	2.72%
	6,250	Vested Options
	1,250	By Spouse
16,000
Rory H. O’Neil	16,318	Direct	4.78%
	3,250	Vested Options
	7,937	By Spouse
	500	Spouse as Trustee
28,005
Michael R. Rose	9,375	Direct	2.91%
	1,000	By Spouse
	500	Spouse as Trustee
	6,250	Vested Options
17,125
Glenn M. Smith	15,532	Direct	4.65%
	5,624	Joint with Brother
	1,875	By Spouse
	4,250	Vested Options
27,281
Thomas A. Tubbs	12,500	As Trustee	3.19%
	6,250	Vested Options
18,750
Brian K. Harr	54	Direct	1.23%
	7,187	Vested Options
7,241
Cynthia A. Mahl	879	Joint with Spouse	1.37%
	7,187	Vested Options
8,066
All directors and executive officers as a group (13 persons)	215,068	(4)(5)	31.43%

(1)	Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(2)	Represents shares owned by the James P. McCready—Medina Trust of which Mr. Bauer is the sole trustee. Under the terms of the trust, Mr. Bauer possesses sole voting and dispositive power over the shares, but otherwise disclaims beneficial ownership of such shares. Without such shares, Mr. Bauer’s percentage of common stock outstanding would be 0.82%.

(3)	Mr. Laribee has pledged 6,450 shares to secure borrowings from an unaffiliated financial institution.

(4)	Includes 102,200 shares that represent options exercisable within 60 days.

(5)	Excludes 30,050 shares owned by the James P. McCready—Medina Trust, of which shares Mr. Bauer disclaims beneficial ownership.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2007 all Section 16(a) filing requirements applicable to its officers and Directors were met.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table discloses information concerning the compensation awarded or paid to, or earned by, Mr. McKeon as the principal executive officer and Mr. Harr and Mrs. Mahl as the two other most highly compensated executive officers of the Company, during 2007 and 2006.

			Non-Equity
			Incentive Plan
Name, Age and			Compensation	All Other Compensation
Principal Position (1)	Year	Salary ($)	($) (2)	($)		Total ($)
Edward J. McKeon	2007	$174,000	$15,467	$14,548	(3)	$204,015
President and Chief	2006	168,500	34,543	14,039		217,082
Executive Officer (age 62)
Cynthia A. Mahl	2007	113,300	7,248	3,803	(4)	124,351
Senior Vice President,	2006	106,000	14,911	3,150		124,061
Chief Financial Officer, Secretary and Treasurer (age 48)
Brian K. Harr,	2007	119,000	7,570	3,908	(5)	130,478
Senior Vice President	2006	115,500	16,099	3,295		134,894
and Senior Lender (age 44)

(1)	Mr. McKeon has held this position since 1997. Mr. Harr and Mrs. Mahl have been in their positions since 1998.

(2)	The amounts disclosed as non-equity incentive plan compensation were earned in 2007 and 2006, respectively, and paid in March 2008 and March 2007. See below for a more complete description of the incentive compensation plan.

(3)	The 2007 amount represents $5,087 for the Company’s matching contributions to Mr. McKeon’s 401(k) Retirement Plan account, $1,874 for the Company’s payment for term life insurance policies on Mr. McKeon’s behalf, $4,854 for disability insurance premiums and $2,733 for his personal use of a Company car. The 2006 amount represents $4,904 for the Company’s matching contributions to Mr. McKeon’s 401(k) Retirement Plan account, $1,874 for the Company’s payment for term life insurance policies on Mr. McKeon’s behalf, $4,854 for disability insurance premiums and $2,407 for his personal use of a Company car.

(4)	Represents the Company’s matching contributions to Mrs. Mahl’s 401(k) Retirement Plan account.

(5)	Represents the Company’s matching contributions to Mr. Harr’s 401(k) Retirement Plan account. In addition, Mr. Harr received certain perquisites, but the incremental cost of providing such perquisites did not exceed $10,000.
     In addition to the base salaries paid to the named executive officers, each of these officers participates in the Company’s incentive compensation plan. This plan provides compensation to all employees of the Company based upon the Company’s performance. The plan seeks to provide a range of potential rewards based on the Company’s results in each of eight performance factors that are designed to measure profitability, growth and asset quality. The plan involves seven performance levels, ranging from acceptable (Level 1) to spectacular (Level 7). The plan recognizes that different groups of employees may have a different impact on various aspects of the Company’s success. Therefore, the plan divides the Company’s employees into five groups: CEO, Senior Vice Presidents, Loan Department Officers, Other Officers, and Staff.
     The Plan also recognizes that certain groups have a greater impact on all areas of the Company’s overall results, and thus provides for varying bonus percentages in relation to base compensation. Base compensation is defined as the employee’s actual earnings for the year, exclusive of any bonuses or fringe benefits.
     Amounts paid by the Bank under the incentive plan to the named executive officers are included in the Summary Compensation table above under the “Non-Equity Incentive Plan Compensation” column.
     The Company also maintains a 401(k) plan for the benefit of all of its employees, including the named executive officers. For all employees of the Bank who have been employed by the Bank for at least one month, the Bank matches the individual employee’s contribution to the plan at fifty percent (50%) of the first six percent

(6%) of the employee’s compensation. Amounts paid by the Bank as a match to the named executive officers’ contributions are included in the Summary Compensation table above under the “All Other Compensation” column.
Outstanding Equity Awards at Fiscal Year-End
     The following table sets forth information concerning outstanding stock options granted to the named executive officers under the Company’s 1998 Long Term Incentive Plan. No options or other stock grants were issued to any of the named executive officers in 2007.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options
Name and Principal	(#)	(#)	Option Exercise	Option Expiration
Position	Exercisable	Unexercisable	Price ($)	Date
Edward J. McKeon	28,055	0	$16.00	October 31, 2008
President and Chief	4,007		25.60	October 31, 2008
Executive Officer	4,007		28.80	October 31, 2008
	4,007		32.00	October 31, 2008
Cynthia A. Mahl	6,250	0	16.00	October 31, 2008
Senior Vice President,	937		16.80	February 14, 2010
Chief Financial Officer, Secretary and Treasurer
Brian K. Harr,	6,250	0	16.00	October 31, 2008
Senior Vice President	937		16.80	February 14, 2010
and Senior Lender
Employment Agreements/Change in Control Agreements/
Supplemental Executive Retirement Agreements
Employment Agreement with Mr. McKeon
     The Company entered into an employment agreement with Edward J. McKeon on December 15, 2005 superseding the original contract with Mr. McKeon signed in 1997, and amended in 2001. The agreement provides that Mr. McKeon will serve as President of the Company and Western Reserve Bank and has a term that expires October 1, 2010, with an automatic extension for an additional one year period unless either the Company or Mr. McKeon provides notice of nonrenewal at least six (6) months prior to the expiration date, and subject to earlier termination as set forth in the agreement. The agreement sets an annual base salary of $162,000 per year, subject to an increase of such amounts upon the mutual consent of the Company and Mr. McKeon. Under the terms of the agreement, Mr. McKeon also is entitled to participate in bonus plans existing or adopted by the Company or the Bank. In addition, the employment agreement provides for fringe benefits to Mr. McKeon including health, life and disability insurance, a company automobile, vacation, and the reimbursement of appropriate business expenses. In addition, the employment agreement provides that in the event of termination of Mr. McKeon by the Company without “cause” (as defined in the agreement), the Company will be responsible for payment of two times his then current base pay if he is under age 65, and one times his then current base pay if he is age 65 or older. The agreement also provides for continuation of Mr. McKeon’s health insurance coverage if he is discharged for other than cause. The agreement provides that the Company may terminate Mr. McKeon for cause with no obligation to him after the date of termination. The agreement also contains a provision intended to protect Mr. McKeon in the event that there is a “change of control,” as defined in the agreement, in the Company. In the event of a change of control, in which Mr. McKeon is discharged or his position with the Company is significantly altered, the Company is obligated to pay Mr. McKeon 2.99 times his then current base pay. The Board believes that this type of provision is appropriate to maintain Mr. McKeon in the employ of the Company and the Bank and to have him evaluate any proposed transaction in an objective manner for the benefit of the shareholders without concern for his personal situation. The employment agreement contains a covenant not to compete prohibiting Mr. McKeon from competing with the Company throughout the term of the employment agreement and for a period of two years after the termination of his employment for any reason.
Change in Control Agreements with Mr. Harr and Mrs. Mahl
     The Company entered into agreements with Brian K. Harr, Senior Vice President and Senior Lender, and Cynthia A. Mahl, Senior Vice President and Chief Financial Officer, in June 2001, which agreements were amended in February 2002. These agreements provide that in the event of termination of Mr. Harr or Mrs. Mahl without “cause,” as defined in the agreement, or if either Mr. Harr or Mrs. Mahl leaves the company as a result of a material adverse change in their employment duties, the Company will pay Mr. Harr or Mrs. Mahl, as the case may be, a lump sum payment equal to one year of compensation. In the event Mr. Harr or Mrs. Mahl is discharged in connection with a “change in control,” as defined in the agreement, or resigns as a result of a material adverse change in their employment duties after a change in control, Mr. Harr or Mrs. Mahl, as the case may be, is entitled to receive payments equal to two years of compensation. The agreements contain a noncompetition and nonsolicitation provision that prohibits Mr. Harr and Mrs. Mahl from engaging in competitive activities while employed by the Company and for a period of two years following his or her termination; provided, however, that if terminated for cause, the restricted period shall equal one year, or such longer period as benefits are being paid under the agreement or the Company’s severance policy. The agreements also contain a provision to protect against the inappropriate disclosure of confidential information of the Company by either Mr. Harr or Mrs. Mahl.
Supplemental Executive Retirement Plans for Messrs. McKeon and Harr and Mrs. Mahl
     In 2003, the Bank adopted a Supplemental Executive Retirement Plan (the “Plan”) for Edward McKeon, the Chief Executive Officer of the Company and the Bank. Under the terms of the Plan, Mr. McKeon will be paid an annual benefit of 20 percent of his base salary for a period of ten years following his retirement at or after age 65 or upon the termination of his employment other than for “cause” as defined in the Plan. In 2006, the Board, upon the recommendation of the Compensation Committee, added Cynthia A. Mahl and Brian K. Harr to the Plan. Mrs. Mahl and Mr. Harr will be paid an annual benefit of 20 percent of her or his base salary for a period of ten years following her or his retirement at or after age 65 or upon termination of employment other than for “cause” as defined in the Plan. In addition, Mrs. Mahl and Mr. Harr will be vested in the Plan benefit at a rate of five percent (5%) per year, beginning in 2006. The Company accrues its projected obligation under this Plan and during 2007 accrued an expense of $43,010. Of this amount, $32,553 was attributable to Mr. McKeon, $5,000 to Mr. Harr, and $5,457 to Mrs. Mahl. As of December 31, 2007, the Company had recorded a total accrued liability of $169,886, of which $150,090 was with respect to Mr. McKeon, $9,465 to Mr. Harr and $10,331 to Mrs. Mahl.
     In related transactions, in the second quarter of 2003 the Bank invested $500,000 in a single-premium cash-surrender value life insurance policy on the life of Mr. McKeon. In 2006, the Bank invested $250,000 in a single-premium cash-surrender value life insurance policy on the life Mrs. Mahl and $250,000 on the life of Mr. Harr. Each executive is the named insured, and the Bank is the owner and sole beneficiary of each of the policies. This is a tax-advantaged investment in that the increases in the cash surrender value and the eventual death benefit under the policies are not taxable income to the Bank. In 2007, the Bank recorded income of $50,107 from these policies.

AUDIT COMMITTEE INFORMATION
Audit Committee Report
     The Audit Committee has submitted the following report for inclusion in this proxy statement:
          The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2007 and has discussed the audited financial statements with management. The Audit Committee has also discussed with Crowe Chizek and Company LLC, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 and Article 2-07 of SEC Regulation S-X, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Crowe Chizek and Company LLC required by Independence Standards Board Standard No. 1 and has discussed with Crowe Chizek and Company LLC their independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Western Reserve Bancorp, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee,
C. Richard Lynham, Chairman
Roland Bauer, Glenn Smith and Thomas Tubbs
     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such act.
Information Concerning Independent Accountants
     Independent Auditors for the Year Ending December 31, 2007. The Company’s independent auditor for the fiscal year ended December 31, 2007 was Crowe Chizek and Company LLC (“Crowe Chizek”). Selection of auditors for 2008 is intended to be made at a future meeting of the Audit Committee of the Board of Directors of the Company. A representative of Crowe Chizek is expected to be present at the Annual Meeting of shareholders, with the opportunity to make statements if he or she so desires and to be available to respond to appropriate questions raised at the meeting.
     Audit Fees. The aggregate fees billed or estimated to be billed for professional services rendered by Crowe Chizek for the years ended December 31, 2007 and 2006 were as follows:

	Year ended	Year ended
	December 31, 2007	December 31, 2006

Audit Fees	$64,000	$61,000
Audit-Related Fees	0	0
Tax Fees	7,650	7,250
All Other Fees	4,273	3,485

Total Fees	$75,923	$71,735

     “Audit Fees” include the fees paid to Crowe Chizek for the audit of the Company’s annual financial statements and Crowe’s review of financial statements included in the Company’s Forms 10-QSB and Form 10-KSB. “Tax Fees” include the fees paid for the preparation of the Company’s tax returns, as well as tax planning and compliance services. “All Other Fees” in 2007 represents $3,500 for consulting on stock option and stock registration matters and $773 for training sessions offered by Crowe and attended by several of the Company’s Board members and executive officers. “All Other Fees” in 2006 represents $3,260 related to software and consulting services for the Company’s Sarbanes-Oxley Section 404 compliance efforts, and $225 for director training.
     Audit Committee Pre-Approval Policy. The Audit Committee pre-approves all services provided by Crowe Chizek and Company LLC.
     Auditor Independence. The Audit Committee of the Board believes that the non-audit services provided by Crowe Chizek are compatible with maintaining the auditor’s independence. None of the time devoted by Crowe Chizek on its engagement to audit the Company’s financial statements for the year ended December 31, 2007 is attributable to work performed by persons other than employees of Crowe Chizek.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS
     During the past year, certain directors and officers and one or more of their associates were customers of and had business transactions with the Company’s bank subsidiary. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than a normal risk of collectability or present other unfavorable features. The Company expects that similar transactions will occur in the future.
     Michael R. Rose, one of the Directors of the Company and the Bank, is in the business of real estate development and developed and built the building in which the Company and the Bank maintain their principal business office. Mr. Rose, doing business as Washington Properties, and the Company entered into a lease in 1998 providing for the construction of a three-story brick office building, 7,884 square feet of which have been leased for the main office of the Bank. The initial term of the lease is 10 years with two five-year renewal options. The initial rent under the lease was $104,463 per year, subject to adjustment as set forth in such lease. During 2007, total rent expense under the lease was $135,888. The lease is “triple net”, such that the Company incurs additional operating costs in connection with the property. The Board of Directors approved the lease transaction with Mr. Rose abstaining from consideration of the matter. The Board believes that the rent to be paid to Mr. Rose and the other terms and conditions of the lease transaction are comparable to those which would be available from an unrelated party. As a requirement of the application for the chartering of the Bank filed with the Ohio Division of Financial Institutions, the Company obtained independent appraisals confirming the fair market value of such lease rates. In 2002, the Company amended its lease with Washington Properties to occupy an additional 2,516 square feet in the building adjacent to the Company’s main office. The rent expense under this lease was $46,684 in 2007. In February 2004, the Company again amended its lease with Washington Properties to occupy an additional 3,916 square feet of space in the main office building. The rent expense under this lease was $72,675 in 2007. The Board of Directors approved the lease amendment transactions with Mr. Rose abstaining from consideration of the matters, and the Board believes the rent and other terms and conditions of the lease, as amended, are comparable to those which would be available from an unrelated party.
     Except for the specific transactions described above no director, executive officer or beneficial owner of more than five percent of the Company’s outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than as described) with the Company during 2007, or proposes to engage in any transaction with the Company, in which the amount involved exceeds $120,000.

By Order of the Board of Directors of
Western Reserve Bancorp, Inc.

/s/ P.M. Jones	/s/ Edward J. McKeon
P.M. Jones	Edward J. McKeon
Chairman of the Board	President and Chief Executive Officer
Medina, Ohio
March 17, 2008

Map and Directions to Blue Heron Conference Center
Directions: From I-71, go West on Rt. 18 to River Styx Road. Turn South and go approximately 2 1/2 miles to Rt. 162 (Sharon Copley Road). Turn left, go about 400 ft., and turn left onto Blue Heron Trace. The conference center is at the top of the hill on the left. If you need further directions, please call us at 330-764-3131.

WESTERN RESERVE BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2008

WESTERN RESERVE	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
BANCORP, INC. 4015 Medina Road PROXY P.O. Box 585 Medina, Ohio 44258-0585	The undersigned hereby appoints Roland H. Bauer and Cynthia A. Mahl as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of stock of WESTERN RESERVE BANCORP, INC. held of record by the undersigned on March 14, 2008, at the Annual Meeting of Shareholders to be held on April 30, 2008, or any adjournment thereof.

1.	ELECTION OF FOUR (4) CLASS II DIRECTORS:	C. Richard Lynham, Edward J. McKeon,
R. Hal Nichols and Rory H. O’Neil

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED ABOVE.
☐	FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below).

☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE.

☐	WITHHOLD AUTHORITY TO VOTE FOR ANY SPECIFIC NOMINEE(S). Please write name of that nominee(s) on this line:
2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED	PLEASE MARK, SIGN, DATE AND RETURN
IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED	THIS PROXY CARD PROMPTLY USING
SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY	THE ENCLOSED ENVELOPE.
WILL BE VOTED FOR PROPOSAL 1.

Please sign exactly as name appears. When shares are held	Signature
by joint tenants, both must sign. When signing as executor,
administrator, trustee or guardian, please give full title.	Joint Signature,
if appropriate

If a corporation, please sign full corporate name by
President or other authorized officer. If a partnership,	Date:
please sign in partnership name by authorized person.

☐	I (we) PLAN TO ATTEND the reception and Annual Meeting of Shareholders starting at 6:00 p.m. on April 30, 2008. Please indicate # of people attending:

☐	I (we) DO NOT plan to attend the Annual Meeting.